Exhibit 99.2

Press Release

Contacts:	Bonnie Mott Ikanos Communications 510-438-5360 bmott@ikanos.com	Margo Westfall Ikanos Communications 510-438-6276 mwestfall@ikanos.com

Ikanos Communications Announces Plans to Acquire Conexant’s Broadband

Access Product Line

Tallwood Venture Capital Invests $42 Million

Webcast and Conference Call Details Included for this Event and for

First Quarter 2009 Financial Results

FREMONT, Calif., April 22, 2009, Ikanos Communications, Inc. (NASDAQ: IKAN), a leading provider of broadband semiconductor and software products for the digital home, today announced the signing of a definitive agreement to purchase the Broadband Access product line from Conexant Systems, Inc. (NASDAQ: CNXT). The combined organization will have the expertise and resources required to satisfy the demand for powerful broadband network products around the world.

Under the terms of the agreement, which was unanimously approved by the boards of directors of both companies, Ikanos will purchase Conexant’s Broadband Access product line for $54 million in cash and the assumption of certain employee and facility related liabilities. In connection with this transaction, Tallwood Venture Capital, a leading investment firm focused on the semiconductor industry, has agreed to purchase 24 million shares of Ikanos common stock for

$42 million, or $1.75 per share. Tallwood will also receive warrants to purchase an additional 7.8 million shares of common stock at $1.75 per share. The warrants will have a term of five years. Upon completion of the transactions, Tallwood Venture Capital will own approximately 45 percent of the outstanding shares of Ikanos (excluding the warrants). In addition, following the transaction, George Pavlov, general partner, and Dado Banatao, managing partner, will join Ikanos’ Board of Directors.

Ikanos’ purchase of Conexant’s Broadband Access product line is subject to customary closing conditions, including stockholder and regulatory approvals, and is expected to be completed in the third quarter of calendar year 2009.

Ikanos expects that the transaction will more than double the Company’s revenue, while providing significant leverage in its cost and spending structure. Ikanos also expects that the transaction will be accretive to its non-GAAP earnings per share within the first year after the close of the transaction.

“With the number of home networks doubling to more than 400 million by 2013 according to analysts, there’s a substantial opportunity for Ikanos to address the need for delivering bandwidth to and throughout the home,” said Michael Gulett, president and CEO of Ikanos. “We’ll use our strengthened leadership in broadband access as a platform on which to build new offerings that extend multi-play services seamlessly everywhere they are needed.”

Today, Ikanos and Conexant account for a cumulative 330 million broadband access ports shipped, bringing the power of the Internet to millions of people around the world. Conexant’s Broadband Access product line has traditionally been strong in North America and China while Ikanos has led in Japan, Korea and Europe. The combined company will be well positioned to address the global market for broadband semiconductors, and better serve customers in all geographies.

“Customers should not be concerned about product transitions. Once the acquisition is complete, the combined company will continue to make available and support the products acquired from Conexant along with the products of Ikanos,” added Gulett.

The combination of Ikanos and Conexant’s Broadband Access product line brings together the industry’s most comprehensive portfolio of broadband access products. Ikanos will build on its status as the VDSL market share leader, will add substantial ADSL market share, and will have a broad product portfolio that includes SHDSL, 802.11 b/g wireless networking, Ethernet switching, and passive optical networking (PON). In addition, the combined company will have both MIPS- and ARM-based processors that are powering broadband access networks around the world.

The combined company will also have the expertise to enable service providers and network equipment manufacturers to effectively build advanced networks, and deploy multi-play services including high-speed Internet, Internet protocol television (IPTV), voice-over Internet protocol (VoIP) and fixed-mobile convergence (FMC) offerings. The combined organization’s customers will include a vast array of industry leading network equipment manufacturers and service providers from around the world.

“The combined company brings together a talented team of employees that pioneered and set the standards for the broadband market,” said Craig Garen, senior vice president and general manager of Conexant’s Broadband Access business. “Going forward, we’ll continue to innovate and create new broadband access and home networking products that deliver enhanced value to the marketplace.”

Both Ikanos and Conexant have been strong, active proponents of industry standards, and are advancing the development of next-generation technologies like ITU-T G.hn for whole-home networking, retransmission and the dynamic spectrum management. The combined company will have a portfolio of intellectual property that will include well over 400 patents and applications.

“This transaction brings together a powerful combination of leading products, strong customer relationships, and deep technical expertise, all dedicated to the broadband market,” said George Pavlov, general partner at Tallwood Venture Capital. “The new company that emerges will be able to compete more effectively in existing and emerging markets, develop exciting new products, and provide greater value for its most important stakeholders – its customers, investors and employees.”

Conference Call and Webcast for Asset Purchase and First Quarter FY2009 Financial Results

Management will review the transaction, first quarter 2009 financial results and its expectations for subsequent periods at a conference call on April 22, 2009 at 5:30 a.m. Pacific Daylight Time. To listen to the call, please visit http://www.ikanos.com/investor/webcasts/ and click on the link provided for the webcast or dial 706-902-1343 and enter pass code 94492869. The webcast will be archived and available through April 30, 2009 at http://www.ikanos.com/investor/webcasts/ or by calling 706-645-9291 and enter pass code 94492869.

About Tallwood Venture Capital

Tallwood Venture Capital, a Silicon Valley venture capital firm, invests exclusively in semiconductor and semiconductor-related technologies. The principals of Tallwood have deep, semiconductor experience that spans all aspects of the semiconductor industry value chain. By offering broad semiconductor knowledge, direct operating experience and a high degree of availability, Tallwood Venture Capital builds close, active working relationships with its portfolio companies. The company currently has over $500 million under management. Its portfolio includes Marvell (Nasdaq: MRVL) and SiRF (Nasdaq: SIRF). For more information, visit www.tallwoodvc.com.

About Ikanos Communications, Inc.

Ikanos Communications, Inc. (NASDAQ: IKAN) is a leading provider of advanced broadband semiconductor and software products for the digital home. The company’s multi-mode VDSL2/ADSLx, network processor and other offerings power access infrastructure and customer premises equipment for many of the world’s leading network equipment manufacturers and telecommunications service providers. For more information, visit www.ikanos.com.

© 2009 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos, the Ikanos logo, the Bandwidth without boundaries tagline, Fusiv, Fx, and FxS are among the trademarks or registered trademarks of Ikanos Communications. All other trademarks mentioned herein are properties of their respective holders.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included or incorporated by reference in this press release, other than statements or characterizations of historical fact, are forward-looking statements. Such forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Important factors that may cause such a difference with respect to the ability of Ikanos to close the transactions announced in this release, the Company’s future revenues, costs of sales and expenses, net income and earnings per share, product plans, market size and ability to address demand include, without limitation the ability of the Company, Conexant Systems and Tallwood Venture Capital to obtain the necessary approvals and satisfy all closing conditions for the announced transactions, as well as the ability of Ikanos, after the transactions close, to sell its expanded product lines in light of the current worldwide recession, to reduce and manage total operating costs of the business while continuing to meet product delivery commitments to current and prospective customers, to continue developing products on a schedule that meets customer and market-window requirements and to properly anticipate the future semiconductor product requirements for broadband communications to and through the home. For a further discussion of the risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Ikanos’ Annual Reports on Form 10-K and its most recent Quarterly Reports on Form 10-Q. Ikanos Communications cannot assure that the events and circumstances reflected in any forward-looking statements will be achieved or occur, nor does Ikanos Communications undertake any obligation to update any forward-looking statements for any reason after the date of this press release.

Additional Information About the Transaction and Where to Find It

Ikanos plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement in connection with the proposed issuance of securities to Tallwood and the acquisition of the Broadband Access product line from Conexant (the “Transaction”). The proxy statement will contain important information about the proposed Transaction and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Ikanos through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement from Ikanos by contacting Investor Relations by telephone at (510) 979-0400, or by mail at Ikanos Communications, Investor Relations, 47669 Fremont Blvd, Fremont, California 94538, USA.

Ikanos and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Ikanos in connection with the proposed Transaction. Information regarding the interests of these directors and executive officers in the Transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in Ikanos’ proxy statement for its 2009 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2009. This document is available free of charge at the SEC’s web site at www.sec.gov, and from Ikanos by contacting Investor Relations by telephone at (510) 979-0400, or by mail at Ikanos Communications, Investor Relations, 47669 Fremont Blvd, Fremont, California 94538, USA, or by going to Ikanos’ Investors page on its corporate web site at www.ikanos.com.

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